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                                                                     Exhibit 6


                  THE WARRANT REPRESENTED BY THIS CERTIFICATE AND ANY SHARES THAT MAY BE ISSUED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).


                             CIAO CUCINA CORPORATION


               Warrant for the Purchase of Shares of Common Stock

                            Dated as of May 22, 1998

                  FOR VALUE RECEIVED, CIAO CUCINA CORPORATION (the "Corporation"), an Ohio corporation, hereby certifies that Blue Chip Capital Fund Limited Partnership or its assignee (the "Holder") is entitled to purchase from the Corporation from and after the date hereof and on or before the fifth anniversary of the date hereof (the "Termination Date"), 100,000 fully paid and non-assessable shares of the Common Stock, no par value ("Common Stock") of the Corporation at a price of $1.35 per share. Hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Corporation in addition thereto or in substitution therefor, is referred to as "Common Stock", (ii) the shares of Common Stock purchasable hereunder are referred to as the "Warrant Shares", (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price" and (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price". The Per Share Warrant Price is subject to adjustment as hereinafter provided.

                  1. Exercise of Warrant. From and after the date hereof and on or before the Termination Date this Warrant may be exercised in whole or in part by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the principal office of the Corporation, together with proper payment of the Aggregate Warrant Price. Payment for Warrant Shares shall be made by check payable to the order of the Corporation. Upon such surrender of this Warrant the Corporation will issue a certificate or certificates in the name of the Holder for the largest number of whole shares of Common Stock to which the Holder shall be entitled and, in lieu of any fractional share of Common Stock to which the Holder shall be entitled, cash equal to the fair value of such fractional share (determined in


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such manner as the Board of Directors of the Corporation shall reasonably determine).

                  2. Reservation of Warrant Shares. The Corporation will at all times reserve and keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of Common Stock and Other Securities (as defined below) receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all pre-emptive rights.

                  3. Fully Paid Stock; Taxes. The Corporation agrees that the shares of Common Stock represented by each and every certificate for Warrant Shares or Other Securities delivered on the exercise of this Warrant and payment of the Aggregate Warrant Price shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable. The Corporation further covenants and agrees that it will pay, when due and payable, all federal and state stamp, original issue or similar taxes, if any, which are payable in respect of the issue of this Warrant and/or any Warrant Share or certificates therefor but excluding any federal, state or local taxes based on the income of the Holder.

                  4. Adjustments of Per Share Warrant Price. (a) If after the date hereof shares of the Common Stock are issued as a dividend or other distribution on Common Stock, the Per Share Warrant Price in effect at the opening of business on the business day next succeeding the date fixed for the determination of the shareholders entitled to receive such dividend or other distribution shall be decreased to the Per Share Warrant Price determined by multiplying said Per Share Warrant Price so in effect by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of said number of shares issued and outstanding at the close of business on the date fixed for such determination and the number of shares constituting such dividend or other distribution, such decrease becoming effective immediately after the opening of business on the business day next succeeding the date fixed for such determination.

                  (b) If after the date hereof outstanding shares of Common Stock shall be subdivided into a greater number of shares or outstanding shares shall be combined into a smaller number of shares, the Per Share Warrant Price in effect at the opening of business on the business day next succeeding the day upon which such subdivision or combination becomes effective shall be decreased or increased, as the case may be, to the Per Share Warrant Price determined by multiplying said Per Share Warrant Price so in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately

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before such subdivision or combination becomes effective and the denominator of which shall be the number of such shares outstanding at the opening of business on the business day next succeeding the day upon which such subdivision or combination becomes effective.

                  (c) If at any time after the date hereof the Corporation shall issue shares of Common Stock (other than pursuant to any employee stock option plan in effect on the date hereof) or securities convertible into Common Stock or rights, options or warrants containing the right to subscribe for or purchase shares of Common Stock for a price per share of Common Stock, in the case of issuance of Common Stock, or for a price per share of Common Stock initially deliverable upon conversion, exchange or exercise of such convertible securities or rights, options or warrants (other than pursuant to any employee stock option plan in effect on the date hereof) (including all consideration paid to acquire such convertible securities or rights, options or warrants) (the "Issue Price") less than the then current Per Share Warrant Price on the date (the "Record Date") the Corporation fixed the offering, conversion, exchange or exercise price of such shares, then the Per Share Warrant Price shall be adjusted by multiplying it by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to the Record Date plus the number derived by dividing (x) the product of the number of shares of Common Stock to be issued upon such offering, conversion, exchange or exercise and the Issue Price by (y) the then current Per Share Warrant Price and the denominator of which is the number of shares of Common Stock outstanding immediately prior to the Record Date plus the number of shares of Common Stock to be issued upon such offering, conversion, exchange or exercise. Such adjustment shall be made whenever such shares, convertible securities, rights, options or warrants are issued, and shall become effective immediately after the effective date of such event, retroactive to the Record Date, if any, for such event.

                  (d) If after the date hereof the Corporation shall distribute to all or substantially all holders of Common Stock either (i) evidences of indebtedness or assets (excluding cash dividends or distributions) or (ii) any other securities of the Corporation or any rights, warrants, options to subscribe for, purchase or otherwise acquire securities of the Corporation (any of which are referred to herein as "Other Securities"), then and in any such case the Corporation shall either distribute such Other Securities to the Holder of this Warrant or reserve for the benefit of the Holder of this Warrant such amount of such Other Securities as the Holder of this Warrant would have owned or been entitled to receive immediately following such action had this Warrant been exercised for shares of Common Stock immediately prior thereto. In addition, the Corporation shall either distribute to, or reserve for the benefit of, the Holder of this

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Warrant any principal, interest, dividends or other property payable with respect to such Other Securities as and when such interest, dividends or other property is distributed to the holders of Common Stock. If such a reserve is made, as and when this Warrant is exercised, the Holder shall be entitled to receive from the Corporation such Holder's share of such Other Securities together with the principal, interest, dividends or other property payable with respect thereto.

                  (e) Upon each adjustment of the Per Share Conversion Price pursuant to this Section 4, the Holder shall thereafter (until another such adjustment) be entitled to receive upon conversion hereof, at the adjusted Per Share Warrant Price applicable at the date conversion rights hereunder are exercised, the number of Warrant Shares, calculated to the nearest full share, obtained by:

                                    (A) multiplying (1) the number of
                            Warrant Shares deliverable upon exercise of this Warrant at the close of business on the business day next preceding the business day on which the Per Share Warrant Price is so adjusted by (2) the Per Share Warrant Price in effect at the close of business on such next preceding business day; and

                                    (B) by dividing (3) the Per Share
                            Warrant Price as adjusted into (4) the
                            amount determined pursuant to the foregoing clause
                             (e)(A).

                  (f) Upon any adjustment of the Per Share Warrant Price the Corporation shall promptly obtain a certificate of a firm of independent public accountants of recognized standing selected by its Board of Directors (who may be the regular auditors of the Corporation) setting forth the adjusted Per Share Warrant Price and a brief statement of the facts accounting for such adjustment and shall cause a brief summary thereof to be mailed to the Holder of this Warrant.

                  (g) In case of any reclassification of Common Stock of the Corporation, other than a subdivision or combination of the outstanding Common Stock, or of any consolidation or merger to which the Corporation or any subsidiary of the Corporation is a party and for which approval of shareholders of the Corporation is required or of the sale or transfer of all or substantially all of the assets of the Corporation or of the voluntary or involuntary dissolution, liquidation or winding up of the



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Corporation, the Corporation shall cause to be mailed to the Holder of this
Warrant, at least 20 days prior to the applicable date hereinafter specified, a notice stating the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                  (h) If, on or prior to the Termination Date, the Corporation shall consolidate with or merge into another corporation, or another corporation shall merge into the Corporation in a merger in which shares of Common Stock are converted into a right to receive cash, property or other securities, or the Corporation shall sell or transfer all or substantially all of the assets of the Corporation, the Corporation shall take such action so that the Holder will thereafter receive upon the exercise hereof the securities or property to which a holder of the number of shares of Common Stock then deliverable upon the exercise of such Warrant would have been entitled to receive upon such consolidation, merger, sale or transfer if such Warrant had been exercised in full immediately prior to such transaction.

                  (i) All calculations under this Section 4 shall be made to the nearest one-hundredth of a cent or to the nearest one thousandth of a share, as the case may be. No adjustment shall be required unless such adjustment would result in an increase or decrease of at least one (1%) percent of the Per Share Warrant Price; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (j) If at any time, as a result of an adjustment made pursuant to paragraph (d) above, the Holder shall become entitled to purchase any Other Securities, thereafter the number of such Other Securities purchasable upon exercise of this Warrant and the price of the Other Securities shall be subject to adjustment from time to time and in a manner and on terms as nearly equivalent as practicable to the provisions with respect to this Warrant contained in paragraphs (a) through (i), inclusive above.

                  (k) Upon the expiration of any rights, options, warrants or conversion of exchange privileges which caused an adjustment to the Per Share Warrant Price to be made, if any thereof shall not have been exercised, the Per Share Warrant Price shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so



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issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the aggregate consideration, if any, actually received by the Corporation for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges, whether or not exercised; provided further, that no such readjustment shall have the effect of decreasing the Per Share Warrant Price by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

                  (l) Upon any exercise of this Warrant at a time when there are dividends or distributions declared but unpaid (whether as to Common Stock or Other Securities or other property payable with respect hereto) and as to which the dividend date or other date fixed for payment has passed, then, (i) to the fullest extent permitted by law, such unpaid dividends or distributions shall be paid by the Corporation contemporaneously with the exercise of this Warrant, and
(ii) to the extent payment of such unpaid dividends or distributions is not legally permitted, then the Per Share Warrant Price shall be further adjusted by increasing the number of shares of Common Stock or Other Securities or property issuable upon conversion to take into account the value of such unpaid dividends or other distributions in determining the amount of Common Stock or Other Securities to be issued upon exercise of this Warrant.

                  5. Limited Transferability. (a) This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933 and may be transferred only pursuant to an effective registration thereunder or an exemption from registration thereunder and in compliance with applicable state securities laws. This Warrant may not be transferred if such transfer would require any registration or qualification under, or cause the loss of exemption from registration or qualification under, such Act or any applicable state securities law with respect to the Warrants or the Warrant Shares. This Warrant and any Warrant Shares shall bear an appropriate legend with respect to such restrictions on transfer. This Warrant is transferable only upon the books which the Corporation shall cause to be maintained for such purpose. Any assignment or transfer may be made by surrendering this Warrant to the Corporation together with the attached assignment form properly executed by the assignor or transferor. Upon such surrender the Corporation will execute and deliver, in the case of an assignment or transfer in whole, a new Warrant in the name of the assignee or transferee or, in the case of an assignment or transfer in part, a new Warrant in the name of the assignee or transferee named in such instrument of assignment or transfer and a new Warrant in the name of the


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assignor or transferor covering the number of Warrant Shares in respect of which this Warrant shall not be assigned or transferred to the assignee or transferee.

                  (b) The Corporation may treat the registered holder of this Warrant as it appears on its books at any time as the Holder and the owner of this Warrant for all purposes. The Corporation shall permit the Holder of this Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the Holders of Warrants. All Warrants will be dated the same date as this Warrant.

                  6. Loss, etc. of Warrant. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity in form and amount reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Corporation's reasonable incidental expenses, the Corporation shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

                  7. Warrant Holder Not A Shareholder. This Warrant does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of the Corporation, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

                  8. Communication. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to

                           (a) the Corporation at 700 Walnut Street, Suite 300,
                  Cincinnati, Ohio 45202, or such other address as the Corporation has designated in writing to the Holder, or

                           (b) the Holder at the address shown on the
                  Corporation's books as described above.

                  9. Headings. The headings of this Warrant have been inserted as a matter of convenience, and shall not affect the construction hereof.

                  10. Amendments. This Warrant may be amended only by written agreement of the Corporation and the Holder.

                  11. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of



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Delaware applicable to agreements made and to be performed therein.

                  IN WITNESS WHEREOF, CIAO CUCINA CORPORATION has executed this Warrant as of the date set forth on the first page hereof.

                                             CIAO CUCINA CORPORATION


                                             By /s/ Stephen J. Kent
                                               ---------------------
                                                President





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                                  SUBSCRIPTION


                  The undersigned, ____________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ______ shares of Common Stock, no par value, of CIAO CUCINA CORPORATION covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated:                                  Signature
      -------------------                        ----------------------------

                                        Address
                                               ------------------------------


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                                   ASSIGNMENT


                  FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto ______________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer said Warrant on the books of CIAO CUCINA CORPORATION _________ hereby agrees to be bound by the terms of the Warrant as defined therein.




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